EXHIBIT 10.3
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               FOURTH AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT


         FOURTH AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT, dated as of May 15, 2002 (the "AGREEMENT"), by and among SPECTRASITE HOLDINGS, INC., a Delaware corporation (the "COMPANY"), SPECTRASITE INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company ("INTERMEDIATE HOLDCO" and, together with the Company, the "CO-ISSUERS" and each, a "CO-ISSUER") the Persons named in Schedule I hereto (collectively with their Permitted Transferees, the "WCAS Purchasers"), the Persons named in Schedule II hereto (collectively with their Permitted Transferees, the "TRIMARAN PURCHASERS"), the Persons named in Schedule III hereto (collectively with their Permitted Transferees, the "CIBC PURCHASERS"), TOWER PARENT CORP., a Delaware corporation and a wholly-owned direct subsidiary of NEXTEL COMMUNICATIONS, INC., a Delaware corporation ("TPC"), SBC TOWER HOLDINGS LLC, a Delaware limited liability company ("SBCT"), STEPHEN H. CLARK ("CLARK"), DAVID P. TOMICK ("TOMICK") and RICHARD BYRNE ("BYRNE"). The WCAS Purchasers, the Trimaran Purchasers, the CIBC Purchasers, TPC, SBCT, Clark, Tomick and Byrne are herein sometimes referred to collectively as the "STOCKHOLDERS" and each individually as a "STOCKHOLDER."

         WHEREAS, the Company and certain of the Stockholders are parties to that certain Third Amended and Restated Stockholders' Agreement dated as of April 20, 1999, as amended by that certain First Amendment to the Third Amended and Restated Stockholders' Agreement dated as of November 20, 2000, that certain Second Amendment to the Third Amended and Restated Stockholders' Agreement dated as of December 14, 2000 and that certain Third Amendment to the Third Amended and Restated Stockholders' Agreement dated as of March 31, 2001 (as so amended, the "THIRD AMENDED STOCKHOLDERS' AGREEMENT") setting forth certain arrangements among themselves with respect to the governance of the Company and the other matters set forth therein;

         WHEREAS, pursuant to the terms of that certain Funding Agreement, dated as of the date hereof by and among the Co-Issuers and the purchasers listed therein (the "FUNDING AGREEMENT"), the Co-Issuers sold 12.875% Convertible Term Notes due 2008 (the "NOTES", which term shall include any replacement Notes that may be issued from time to time pursuant to the terms thereof, including any Notes that may be issued under the Indenture (as defined in the Notes)) to such purchasers as more fully described in such Funding Agreement;

         WHEREAS, the Notes are convertible into Common Stock, par value $0.001 per share, of the Company (the "COMMON STOCK") on the terms and conditions more fully described therein; and

         WHEREAS, pursuant to Section 15 of the Third Amended Stockholders' Agreement, the Company and the Stockholders party thereto desire to amend and

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restate such Third Amended Stockholders' Agreement in its entirety, to add certain Stockholders as parties hereto and to terminate the obligations of certain other parties thereto, in each case as more particularly set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1.       VOTING AGREEMENT.

         (a) Subject to Section 1(g), from and after the Closing Date, at each annual or special stockholders meeting called for the election of directors, and whenever the stockholders of the Company act by written consent with respect to the election of directors, each Stockholder agrees to vote or otherwise give such Stockholder's consent in respect of Voting Securities (whether now or hereafter acquired) owned by such Stockholder, and take all other appropriate action, and the Company shall take all necessary and desirable actions within its control, in order to cause:

                  (i) the authorized number of directors of the board of directors of the Company (the "Board") to be established at nine, to be designated as follows:

                           (A) at least two directors who would qualify as independent within the meaning given to such term under the rules of the Nasdaq National Market ("NASDAQ") or the principal exchange or quotation system on which the Common Stock is listed or traded (each, together with any director referred to in the provisos to Section 1(a)(i)(E), 1(a)(i)(F) and 1(a)(i)(G), an "INDEPENDENT DIRECTOR"); PROVIDED that each Independent Director shall be reasonably acceptable to the Required Purchasers (as defined in the Funding Agreement);

                           (B) Welsh, Carson, Anderson & Stowe VIII, L.P. ("WCAS VIII") shall designate two directors and Welsh, Carson, Anderson & Stowe IX, L.P. ("WCAS IX") shall designate one director, in each case for so long as the WCAS Purchasers beneficially own at least 20% of the shares of Common Stock beneficially owned by them immediately following the Closing;

                           (C) WCAS VIII shall designate one director and WCAS IX shall designate one director, in each case for so long as the WCAS Purchasers beneficially own at least 10% but less than 20% of the shares of Common Stock beneficially owned by them immediately following the Closing;

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                           (D)      WCAS VIII or WCAS IX shall designate one
                  director (which designation right shall be allocated between them as they shall mutually agree) for so long as the WCAS Purchasers beneficially own at least 5% but less than 10% of the shares of Common Stock beneficially owned by them immediately following the Closing;

                           (E) TPC shall designate one director until such time as (i) TPC has Transferred at least 50% of the shares of Common Stock beneficially owned by TPC on the Closing Date or
                  (ii) TPC ceases to beneficially own at least 1% of the outstanding Common Stock of the Company (calculated on a Fully-Diluted Basis); PROVIDED that, if TPC loses the right to designate a director pursuant to this Section 1(a)(i)(E), any director replacing the director formerly designated by TPC shall meet the qualifications set forth in Section 1(a)(i)(A) for an Independent Director (including being reasonably acceptable to the Required Purchasers) and shall thereafter be deemed to be an Independent Director for all purposes of this Agreement;

                           (F) SBCT shall designate one director until such time as (i) SBCT has Transferred (including any Transfer to its members) at least 50% of the shares of Common Stock beneficially owned by SBCT on the Closing Date or (ii) SBCT ceases to beneficially own at least 2% of the outstanding Common Stock of the Company (calculated on a Fully-Diluted Basis); PROVIDED that, if SBCT loses the right to designate a director pursuant to this Section 1(a)(i)(F), any director replacing the director formerly designated by SBCT shall meet the qualifications set forth in Section 1(a)(i)(A) for an Independent Director (including being reasonably acceptable to the Required Purchasers) and shall thereafter be deemed to be an Independent Director for all purposes of this Agreement;

                           (G) Steven Shindler; PROVIDED that upon the resignation or removal of Mr. Shindler, any director replacing Mr. Shindler shall meet the qualifications set forth in
                  Section 1(a)(i)(A) for an Independent Director (including being reasonably acceptable to the Required Purchasers) and shall thereafter be deemed to be an Independent Director for all purposes of this Agreement; and

                           (H) the Chief Executive Officer of the Company (initially Stephen H. Clark);

                  all of which persons shall hold office, subject to their earlier removal in accordance with clause (ii) below, the By-laws of the

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                  Company and applicable corporate law, until their respective successors shall have been elected and shall have qualified;

                  (ii) the removal from the Board (with or without cause) of any director elected in accordance with subpart (A) through (F) of clause (i) above upon the written request of the Stockholders that designated such director; and

                  (iii) upon any vacancy in the Board as a result of any individual designated as provided in clause (i) above ceasing to be a member of the Board, whether by resignation or otherwise, the election to the Board as promptly as possible of an individual designated by the Stockholder that designated such individual (or, in the case of a director specified in subpart (H) of clause (i) above, an individual meeting such qualifications).

         (b) Subject to Section 1(g), from and after the Closing Date, each Stockholder agrees to use its best efforts to cause its designees to the Board to vote or otherwise give such designee's consent to:

                  (i) the creation and maintenance of a Compensation Committee of the Board consisting of three directors, one of whom shall be a director designated by a WCAS Purchaser pursuant to Section 1(a) above (a "WCAS DESIGNEE"), which Compensation Committee shall approve all grants of stock options to employees of the Company, all increases in compensation and all annual bonuses granted to officers of the Company and all other employee benefits (including, without limitation, vacation policy, benefit plans, company automobiles and insurance) granted to officers of the Company, and shall have such other duties and responsibilities as the Board may from time to time determine;

                  (ii) the creation and maintenance of an Audit Committee of the Board, consisting of three directors, which Audit Committee shall review and approve the financial statements of the Company as audited by the Company's independent certified public accountants, and shall have such other duties and responsibilities as the Board may from time to time determine; PROVIDED that one WCAS Designee shall be appointed to the Audit Committee for so long as such WCAS Designee is "independent" within the meaning of the rules and regulations of NASDAQ or, if such WCAS Designee is not so "independent", for so long as such WCAS Designee may be appointed to such Committee pursuant to NASDAQ Rule 4350(d)(2)(B), as amended from time to time;

                  (iii) the creation and maintenance of such other committees as the Board shall from time to time deem appropriate, consisting of at least two directors, at least one of whom shall be a WCAS Designee, which committees shall have such duties and responsibilities as the Board may from time to time determine; and

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                  (iv)     the election of Lawrence B. Sorrel (or such other
         person as may be designated by the WCAS Purchasers) as Chairman of the Board and Chairman of the Executive Committee of the Board, if any.

         (c) For as long as either SBCT or TPC shall be entitled to designate a director pursuant to this Section 1, such party shall be entitled to have a representative attend as an observer all meetings of committees of the Board and receive all notices, information or other materials distributed to the members of any such committee at the same time and in the same manner as so distributed.

         (d) No Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to Voting Securities held by it, nor shall any Stockholder enter into any stockholder agreement or arrangement of any kind with respect to Voting Securities held by it, which conflicts or is inconsistent in any manner with the provisions of this Agreement.

         (e) No limitation on the voting or consent rights of Regulated Entities (as defined in the Third Amended and Restated Certificate of Incorporation as such certificate is defined in the Funding Agreement) shall affect the voting or consent rights of any party under this Agreement.

         (f) Until such time as the ownership of Common Stock held by the Trimaran Purchasers and the CIBC Purchasers, in the aggregate, shall fall below 2% of the outstanding Common Stock of the Company (calculated on a Fully-Diluted Basis), and subject to Section 1(g), the CIBC Purchasers shall have the right to designate a representative to attend as an observer all meetings of the Board and to receive all notices distributed to members of the Board at the same time and in the same manner as so distributed. The Company shall provide such observer with such information as the observer shall reasonably request.

         (g) Unless earlier terminated as to any Stockholder as provided above, the provisions of this Section 1 shall terminate on February 1, 2008.

         Section 2.        RESTRICTIONS ON TRANSFERS.

         (a) From and after the Closing Date, no Designated Stockholder may sell, assign, transfer, encumber or otherwise dispose of ("TRANSFER") any Conversion Shares, except (i) to one or more Permitted Transferees of such Designated Stockholder, (ii) pursuant to an effective registration statement under the Securities Act or in a non-registered offering pursuant to an applicable exemption from registration thereunder to the extent that, after giving effect to such Transfer, such Designated Stockholder does not know that any of the transferees (together with any members of a group of which any such transferee is a part) in such Transfer would beneficially own more than 7% of the Voting Securities, (iii) in reliance on Rule 144 under the Securities Act, as such Rule may be amended from time to time, or pursuant to any similar rule or regulation hereafter adopted by the Commission, (iv) otherwise in a private Transfer to any

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Person or group to the extent that, after giving effect to such Transfer, such
Designated Stockholder does not know, or have reason to believe, that such Person or group would beneficially own more than 7% of the Voting Securities,
(v) pursuant to a tender offer or exchange offer for the Common Stock if the majority of the Disinterested Directors has recommended such offer or (vi) in connection with a Sale of the Company (other than a Sale described in clause (v) above) if the majority of the Disinterested Directors has approved such Sale and if each holder of Common Stock is entitled in connection with such Sale to receive the same consideration per share of Common Stock. From and after the Closing Date, the Designated Stockholders agree not to Transfer any Conversion Shares pursuant to Section 2(a)(iv) in contemplation of one or more related Transfers to the same Person or group, except to the extent that such contemplated Transfers, taken together with such Transfer pursuant to Section 2(a)(iv), would be permitted pursuant to the terms hereof. As used herein, "DISINTERESTED DIRECTORS" means, with respect to any Designated Stockholder, members of the Board who are not designated by such Designated Stockholder or one of its Affiliates.

         (b) From and after the Closing Date, no Designated Stockholder may Transfer any Notes, except (i) to one or more Permitted Transferees of such Designated Stockholder, (ii) pursuant to an effective registration statement under the Securities Act or in a non-registered offering pursuant to an applicable exemption from registration thereunder to the extent that, after giving effect to such Transfer, such Designated Stockholder does not know that any of the transferees (together with any members of a group of which any such transferee is a part) in such Transfer would beneficially own more than 7% of the Voting Securities, (iii) in reliance on Rule 144 under the Securities Act, as such Rule may be amended from time to time, or pursuant to any similar rule or regulation hereafter adopted by the Commission, (iv) otherwise in a private Transfer to any Person or group to the extent that, after giving effect to such Transfer, such Designated Stockholder does not know, or have reason to believe, that such Person or group would beneficially own more than 7% of the outstanding Voting Securities, (v) pursuant to a tender offer or exchange offer for the Notes if the majority of the Disinterested Directors has recommended such offer or (vi) in connection with a Sale of the Company if the majority of the Disinterested Directors has approved such Sale. From and after the Closing Date, the Designated Stockholders agree not to Transfer any Notes pursuant to Section 2(b)(iv) in contemplation of one or more related Transfers to the same Person or group, except to the extent that such contemplated Transfers, taken together with such Transfer pursuant to Section 2(b)(iv), would be permitted pursuant to the terms hereof.

         (c) From and after the Closing Date, no Designated Stockholder may Transfer any After-Acquired Shares to any Person or group (except to a Permitted Transferee of such Designated Stockholder) if, after giving effect to such Transfer, such Designated Stockholder knows, or has reason to believe, that such

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Person or group would beneficially own more than 7% of the outstanding Voting
Securities. From and after the Closing Date, the Designated Stockholders agree not to Transfer any After-Acquired Shares pursuant to this Section 2(c) in contemplation of one or more related Transfers to the same Person or group, except to the extent that such contemplated Transfers, taken together with such Transfer pursuant to this Section 2(c), would be permitted pursuant to the terms hereof.

         (d) From and after the Closing Date, no Transfer by a Designated Stockholder to a Permitted Transferee of such Designated Stockholder otherwise permitted pursuant to this Section 2 shall be effective unless (x) the certificates representing such shares of Common Stock or Notes delivered to such transferee shall bear the legend set forth in Section 3, if required by such Section, and (y) prior to such Transfer, (a) such transferee (if not already a party to this Agreement) shall have executed and delivered to the Company an instrument or instruments substantially in the form of Exhibit A hereto confirming that such transferee has agreed to be bound as a "Stockholder" and a "Designated Stockholder" by the terms of this Agreement, a copy of which instrument shall be maintained on file with the secretary of the Company and shall include the address of such transferee to which notices hereunder shall be sent and (b) if so requested by the Company, the transferor shall have delivered to the Company an opinion of counsel (which shall be reasonably acceptable to the Company) to the effect that such shares of Common Stock or Notes, as the case may be, may be Transferred without registration under the Securities Act; PROVIDED that the provisions of clause (y) above shall not be applied to any Transfer by a Stockholder that is a partnership or limited liability company of any of its shares of Common Stock or Notes to the partners or members of such Stockholder pursuant to a distribution that is made pro rata to such partners or members in accordance with the respective partnership or limited liability company agreement of such Stockholder without payment of additional consideration therefor by such partners or members (each such distribution, a "DISTRIBUTION IN KIND") and such partners or members shall not be bound by the provisions of this Agreement.

         (e)      Until the provisions of Section 6 have terminated pursuant to
Section 6(d), each Noteholder agrees that, from and after the Closing Date, concurrently with any Transfer by such Noteholder of all or any portion of the Notes held by it (to the extent such Transfer is permitted pursuant to the terms of the Notes and this Agreement), such Noteholder shall assign to such transferee its rights under Section 6, to the extent of the portion of such Notes so transferred, and such transferee shall assume, to the extent of such portion of the Notes so transferred, the obligations of such Noteholder under
Section 6 and agree to be bound by all of the provisions thereof.

         (f) Except as otherwise provided in Section 2(e), the restrictions set forth in this Section 2 shall terminate as to any Designated Stockholder upon the fifth anniversary of the Closing Date.

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         Section 3.        LEGEND ON STOCK CERTIFICATES AND NOTES. From and
after the Closing Date, each certificate representing shares of Common Stock or Notes owned by any Stockholder shall conspicuously bear the following legend until such time as the shares or Notes represented thereby are no longer subject to the provisions hereof:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A FOURTH AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT, DATED AS OF MAY 15, 2002, AS THE SAME MAY BE AMENDED, AMONG SPECTRASITE HOLDINGS, INC. AND THE OTHER PARTIES THERETO. COPIES MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO SPECTRASITE HOLDINGS, INC."

         The Company covenants that it shall keep a copy of this Agreement on file at the address listed in Section 12 for the purpose of furnishing copies to the holders of record of shares of Common Stock and Notes.

         Section 4. VOTING RESTRICTIONS. Each Designated Stockholder hereby irrevocably agrees, and agrees to cause each of its Designated Permitted Transferees to hereby irrevocably agree, that, from and after the Closing Date, to the extent the Designated Securities owned by such Designated Stockholder and Designated Permitted Transferees at the time any action is to be taken by the Company's stockholders (at a stockholders meeting or by written consent in lieu thereof or otherwise), when taken together with all other Voting Securities owned at such time by such Designated Stockholder and Designated Permitted Transferees, represent a percentage of the total Voting Securities outstanding at such time that is in excess of its Applicable Voting Percentage (such excess, the "EXCESS SECURITIES" with respect to such action), then such Designated Stockholder and Designated Permitted Transferees will vote or abstain, as the case may be, such Excess Securities in connection with such action in proportion to the votes or abstentions by the other holders of Voting Securities in connection with such action (excluding for these purposes all Designated Securities and other Voting Securities owned of record by each Designated Stockholder and its Designated Permitted Transferees). As used herein, "DESIGNATED PERMITTED TRANSFEREE" of a Designated Stockholder means a Permitted Transferee of such Designated Stockholder other than, in the case of a Designated Stockholder that is a partnership or limited liability company, partners or members of such Designated Stockholder who have received Designated Securities as a result of a Distribution in Kind of Common Stock or Notes. As used herein, "DESIGNATED SECURITIES" means Notes, Conversion Shares and After-Acquired Shares. As used herein, "VOTING SECURITIES" means any securities of the Company entitled in the ordinary course to vote for election of directors of the Company, including the Notes and Common Stock. As used herein, "APPLICABLE VOTING PERCENTAGE" of a Designated Stockholder and its Designated Permitted Transferees means the

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product of (i) 32% and (ii) the Pro Rata Percentage of such Designated
Stockholder and Designated Permitted Transferees. As used herein, "PRO RATA PERCENTAGE" of a Designated Stockholder and its Designated Permitted Transferees at a given time means a fraction (expressed as a percentage), the numerator of which shall be the number of Voting Securities owned of record by such Designated Stockholder and its Designated Permitted Transferees at such time and the denominator of which shall be the number of Voting Securities owned of record by all Designated Stockholders and their Designated Permitted Transferees at such time.

         Section 5.        CERTAIN ACTIONS.

         (a) During the period commencing on the Closing Date and ending on the fifth anniversary of the Closing Date, and subject to Section 5(b), the Designated Shareholders will not, and will cause each of their Designated Permitted Transferees not to, without the approval of a majority of the Disinterested Directors:

                  (i) publicly solicit, initiate or encourage, any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Company or any subsidiary of the Company or the acquisition of securities representing at least 30% of the voting power of the Company, or a substantial portion of the assets of the Company or any subsidiary of the Company (an "ACQUISITION PROPOSAL");

                  (ii) except as otherwise provided in Section 1, "solicit", or become a "participant" in any "solicitation" of, any "proxy" (as such terms are defined in Regulation 14A under the Exchange Act) from any holder of Voting Securities in connection with any vote on any matter, or agree or announce their intention to vote with any Person undertaking a "solicitation";

                  (iii) form, join or in any way participate in a group with respect to any Voting Securities; PROVIDED that this clause 5(a)(iii) shall not prohibit any such arrangement solely among the WCAS Purchasers; or

                  (iv) advise or assist any other Person in connection with any of the foregoing or publicly disclose any intention, plan or arrangement inconsistent with any of the foregoing.

         (b) In the event that a Hostile Approach (as defined below) is made by any Person (a "HOSTILE PERSON"), the restrictions set forth in Section 5(a) shall be suspended upon the earliest of (i) the fifth business day following such Hostile Approach, unless the Board shall have publicly announced their opposition to such Hostile Approach, including, where applicable, by recommending that stockholders of the Company vote against, and do not furnish any proxy, consent or authorization requested by such Hostile Person in connection with, such

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Hostile Approach, (ii) the commencement of discussions or negotiations by the
Company or any of its representatives or advisors with such Hostile Person or its representatives or advisors and (iii) the waiver by the Company of any material rights available to defend against such Hostile Approach, including the waiver or amendment of any standstill or similar provision or the waiver or amendment of any provision of any "poison pill" or similar rights' plan (unless such waiver or amendment would adversely affect the ability of such Hostile Person to effect a Hostile Approach). In the event that such Hostile Approach is terminated without consummation thereof and such Hostile Person publicly indicates that it no longer intends to effect a Hostile Approach, the restrictions set forth in Section 5(a) shall be reinstated (but shall not apply to any actions taken by the Designated Stockholders or their Designated Permitted Transferees during the period of suspension of such restrictions); PROVIDED that the reinstatement of such restrictions shall not be deemed to require the Designated Stockholders or their Designated Permitted Transferees to dispose of any Voting Securities. For purposes of this Agreement, "HOSTILE APPROACH" means (i) any public unsolicited offer or proposal for, or public announcement of an interest in, or intention to seek to effect, an Acquisition Proposal, (ii) the acquisition by any Person, directly or indirectly, of greater than 15% of the Voting Securities of the Company (whether by tender offer or otherwise) or (iii) the acquisition, directly or indirectly, of assets of the Company and its subsidiaries which, for the last full fiscal year, contributed more than 30% of the consolidated revenues of the Company and its subsidiaries.

         (c) Notwithstanding anything herein to the contrary, the provisions of Section 5(a) shall be inoperative and of no force or effect if the Company enters into a definitive agreement with respect to an Acquisition Proposal.

         (d)      In addition, notwithstanding anything herein to the contrary,
(i) no Designated Stockholder shall be deemed to have breached any of the provisions of Section 5 solely by virtue of complying with the other provisions of this Agreement or any of the other Ancillary Agreements (as defined in the Funding Agreement), (ii) Section 5(a) shall not prohibit the Designated Stockholders and their respective director designees, employees and Affiliates, from engaging in ordinary course business activities with the Company and its subsidiaries and (iii) Section 5(a) shall not apply to any action taken by a WCAS Designee in his capacity as director.

         Section 6. AMENDMENT OF NOTES. (a) The Co-Issuers and each Noteholder agree that the Notes may be amended without any notice to any Noteholder but with the written consent of Noteholders holding at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for Notes). However, without the consent of each Noteholder holding an outstanding Note affected, an amendment may not:

                  (i) reduce the amount of Notes whose holders must consent to an amendment;

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                  (ii)     reduce the rate of or extend the time for payment of
         interest on any Note;

                  (iii) reduce the principal of or extend the maturity date of any Note;

                  (iv)     change the time at which any Note may be redeemed;

                  (v) make any Note payable in money other than that stated in the Note;

                  (vi) impair the right of any holder to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes;

                  (vii) impair the right to convert any Note pursuant to the terms set forth therein; or

                  (viii)   make any change in this second sentence of Section 6.

         (b) After an amendment under this Section 6 becomes effective, the Co-Issuers shall mail to the Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this
Section 6.

         (c) None of the Co-Issuers nor any of their Affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of Notes for, or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Notes unless such consideration is offered to be paid to all holders of Notes that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

         (d) Notwithstanding anything in this Section 6 to the contrary, the provisions of this Section 6 shall terminate immediately following the date on which the Indenture (as defined in the Notes) has been executed and delivered and, to the extent required by the Trust Indenture Act of 1939, as amended, duly qualified thereunder.

         Section 7.        REPRESENTATIONS AND WARRANTIES BY THE STOCKHOLDERS.
Each Stockholder, severally and not jointly, represents and warrants to the Co-Issuers and the other Stockholders as follows:

         (a) The execution, delivery and performance of this Agreement by such Stockholder will not violate any provision of applicable law, any order of any court or other agency of government, or any provision of any indenture, agreement or other instrument to which such Stockholder or any of his, her or its

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properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

         (b) This Agreement has been duly executed and delivered by such Stockholder, and when executed by the other parties hereto will constitute the legal, valid and binding obligation of such Stockholder, enforceable in accordance with its terms.

         Section 8. REPRESENTATIONS AND WARRANTIES BY THE CO-ISSUERS. The Co-Issuers, jointly and severally, hereby represent and warrant to the Stockholders as follows:

         (a) The execution, delivery and performance of this Agreement by each Co-Issuer will not violate any provision of applicable law, any order of any court or other agency of government, or any provision of any indenture, agreement or other instrument to which such Co-Issuer or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

         (b) This Agreement has been duly executed and delivered by each Co-Issuer, and when executed by the other parties hereto will constitute the legal, valid and binding obligation of such Co-Issuer, enforceable in accordance with its terms.

         Section 9. HEADINGS. Headings of articles, sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not affect the interpretation or be deemed to constitute a part hereof.

         Section 10. SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provisions of this Agreement.

         Section 11. SUCCESSORS; ASSIGNS; BENEFITS OF AGREEMENT. (a) The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. Notwithstanding the foregoing, (i) no party hereto may assign to any other party any of its rights under Section 1(a)(i)(B) through 1(a)(i)(F), 1(c) or 1(f) and (ii) in connection with a Transfer by a Stockholder or Noteholder of Common Stock or Notes, such Stockholder or Noteholder, as the case may be, must assign its obligations hereunder to such transferee to the extent required by Section 2(d) or 2(e).

         (b) Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns.

         Section 12. NOTICES. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient and received if contained in a written instrument delivered in person or by courier or duly sent by first class certified or registered mail, postage prepaid, or by facsimile addressed to such party at the address or facsimile number set forth below:

         (1)      if to any Co-Issuer, to it at:

                           c/o SpectraSite Holdings, Inc.
                           100 Regency Forest Drive, Suite 400
                           Cary, North Carolina 27511
                           Attention: Chief Executive Officer
                           Fax: (919) 468-0112

                  with a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York  10019-6064
                           Attention:  Bruce Gutenplan, Esq.
                           Fax:  (212) 757-3990

         (2) if to any Stockholder, to the address of such Stockholder appearing in Schedule I, II, III or IV hereto;

or, in any case, at such other address or facsimile number as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal or courier delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing and (c) in the case of facsimile, when received.

         Section 13. ENTIRE AGREEMENT; MODIFICATION. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof (without limiting the foregoing, the Third Amended Stockholders' Agreement is hereby superseded in its entirety and all parties thereto are relieved of their obligations thereunder) and may not be amended or modified except to the extent such amendment or modification is approved by a majority of the Disinterested Directors and such amendment or modification is contained in an instrument in writing signed by the Company and holders of at least a majority of the shares of the Common Stock beneficially owned by all Stockholders; PROVIDED, that (i) any modification or amendment that adversely affects the rights or privileges of any Stockholder and does not affect the other Stockholders in a substantially similar manner shall require the prior consent of such affected holder, and (ii) any modification or amendment of the first sentence of Section 6 shall require the written consent of the holders of a majority in principal amount of the Notes then outstanding and any modification or amendment of the second sentence of Section 6 shall require the written consent of each Noteholder. Any waiver of any provision of this Agreement must be in a writing signed by the party against whom enforcement of such waiver is sought.

         Section 14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         Section 15. CHANGES IN SECURITIES. If, and as often as, there are any changes in the securities of any Co-Issuer by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof as may be required so that the rights and privileges granted hereby shall continue with respect to the securities as so changed.

         Section 16. SPECIFIC PERFORMANCE. Each party hereto agrees that a remedy at law for any breach or threatened breach by such party of this Agreement would be inadequate and therefore agrees that any other party hereto shall be entitled to specific performance of this Agreement in addition to any other available rights and remedies in case of any such breach or threatened breach.

         Section 17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, ENFORCEABLE UNDER, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

         Section 18. COOPERATION. Each Stockholder agrees to take all necessary action (to the extent not adverse to the interests of such Stockholder) to amend this Agreement, the Company's Third Amended and Restated Certificate of Incorporation (as defined in the Funding Agreement) and related documents (i) if such amendment is necessary to permit the CIBC Purchasers to comply with applicable banking laws and regulations or (ii) if all or part of any provision of any such agreement that was required to permit the CIBC Purchasers to comply with applicable banking laws and regulations is no longer required because of a change in applicable banking laws or regulations or an interpretation, ruling or other action by the applicable bank regulatory authority.

         Section 19. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall be defined as provided below:

         "ACQUISITION PROPOSAL" shall have the meaning set forth in Section 5.

         "AFFILIATE" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

         "AFTER-ACQUIRED SHARES" means any shares of Common Stock acquired by a Designated Stockholder after the date on which such Designated Stockholder became a party to this Agreement (other than any Conversion Shares, any shares of Common Stock received as a dividend or distribution with respect thereto and any shares of Common Stock received as a dividend or distribution with respect to shares of Common Stock acquired prior to the date on which such Designated Stockholder became a party to this Agreement).

         "AGREEMENT" shall have the meaning set forth in the preamble.

         "APPLICABLE VOTING PERCENTAGE" shall have the meaning set forth in
         Section 4.

         "BENEFICIAL OWNERSHIP" and "BENEFICIALLY OWN" shall be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act; PROVIDED that for purposes of this definition, the Notes shall be deemed to be convertible into shares of Common Stock commencing on the Closing Date.

         "BOARD" shall have the meaning set forth in Section 1.

         "BYRNE" shall have the meaning set forth in the preamble.

         "CIBC PURCHASERS" shall have the meaning set forth in the preamble.

         "CLARK" shall have the meaning set forth in the preamble.

         "CLOSING" shall have the meaning set forth in the Funding Agreement.

         "CLOSING DATE" shall have the meaning set forth in the Funding
         Agreement.

         "CO-ISSUERS" shall have the meaning set forth in the preamble.

         "COMMISSION" means the Securities and Exchange Commission or any successor commission or agency having similar powers.

         "COMMON STOCK" shall have the meaning set forth in the recitals.

         "COMPANY" shall have the meaning set forth in the preamble.

         "CONVERSION SHARES" means any shares of Common Stock issued to a Designated Stockholder upon conversion of the Notes (including any such shares received in respect of accrued interest thereon) and any shares of Common Stock received as a dividend or distribution with respect thereto.

         "DESIGNATED PERMITTED TRANSFEREE" shall have the meaning set forth in
         Section 4.

         "DESIGNATED SECURITIES" shall have the meaning set forth in Section 4.

         "DESIGNATED STOCKHOLDER" means each of the WCAS Purchasers.

         "DISINTERESTED DIRECTORS" shall have the meaning set forth in Section
         2.

         "DISTRIBUTION IN KIND" shall have the meaning set forth in Section 2.

         "EXCESS SECURITIES" shall have the meaning set forth in Section 4.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "FULLY-DILUTED BASIS" means to take into account all outstanding shares of Common Stock and all shares issuable in respect of options, warrants and other rights to purchase or subscribe for shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock, including debt securities convertible into Common Stock.

         "FUNDING AGREEMENT" shall have the meaning set forth in the recitals.

         "GROUP" shall have the meaning set forth in Section 13(d)(3) of the Exchange Act.

         "HOSTILE APPROACH" shall have the meaning set forth in Section 5(b).

         "HOSTILE PERSON" shall have the meaning set forth in Section 5(b).

         "INDEPENDENT DIRECTOR" shall have the meaning set forth in Section 1.

         "INTERMEDIATE HOLDCO" shall have the meaning set forth in the preamble.

         "NASDAQ" shall have the meaning set forth in Section 1.

         "NOTEHOLDER" means each Stockholder that holds a Note.

         "NOTES" shall have the meaning set forth in the recitals.

         "PERMITTED TRANSFEREE" means:

                  (i) with respect to any Trimaran Purchaser, (v) any Affiliate of any Trimaran Purchaser, (w) Caravelle Investment Fund, L.L.C., (x) Caravelle Investment Fund II, L.L.C., (y) any investment fund controlled by at least two of Messrs. Jay Bloom, Andrew Heyer or Dean Kehler, (z) any person (a) managed by CIBC World Markets Corp. ("CIBC World Markets") or Trimaran Fund II, L.L.C. (including any Affiliates thereof) or at least two of Messrs. Bloom, Heyer or Kehler and (b) substantially all the equity interests which are owned, directly or indirectly, by (1) members in Trimaran Fund II, L.L.C., (2) employees of CIBC World Markets or any Affiliate thereof, (3) any investor in the Trimaran investment program that has co-investment rights or (4) any combination of the persons named in the immediately preceding clauses (1), (2) or (3) or any successor to any Trimaran Purchaser or any of the foregoing persons;

                  (ii) with respect to any Stockholder, (u) any Affiliate of such Stockholder, (v) any general partner, limited partner or member of such Stockholder (including any such Person that has received or will receive a distribution of Securities pursuant to a Distribution in
         Kind), (w) any funds managed by such Stockholder, (x) any officer, general partner, director or limited partner of such Stockholder or partner (collectively, "ASSOCIATES"), (y) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any associate and (z) a trust, corporation, partnership or other entity substantially all the economic interests of which are held by or for the benefit of such Stockholder or any of its Affiliates, partners, members, associates, and any of their spouses or children (whether by birth or adoption); and

                  (iii) with respect to any Stockholder that is an individual, (x) the spouse, children (whether by birth or adoption), grandparents, grandchildren, aunts, uncles, nieces and nephews of such Stockholder, (y) a person to whom shares are transferred by such Stockholder by will or the laws of descent and distribution and (z) a trust established for the exclusive benefit of such Stockholder or any of the persons referred to in clause (x).

         "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         "PRO RATA PERCENTAGE" shall have the meaning set forth in Section 4.

         "SALE" means any merger, consolidation or similar business combination involving the Company and a Person that is not a party to this Agreement or an Affiliate of such party.

         "SBCT" shall have the meaning set forth in the preamble.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "STOCKHOLDER" and "STOCKHOLDERS" shall each have the meaning set forth in the preamble.

         "THIRD AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT" shall have the meaning set forth in the recitals.

         "TOMICK" shall have the meaning set forth in the preamble.

         "TPC" shall have the meaning set forth in the preamble.

         "TRANSFER" shall have the meaning set forth in Section 2.

         "TRIMARAN PURCHASERS" shall have the meaning set forth in the preamble.

         "VOTING SECURITIES" shall have the meaning set forth in Section 4.

         "WCAS VIII" shall have the meaning set forth in Section 1.

         "WCAS IX" shall have the meaning set forth in Section 1.

         "WCAS DESIGNEE" shall have the meaning set forth in Section 1.

         "WCAS PURCHASERS" shall have the meaning set forth in the preamble.

         Section 20. EFFECTIVE DATE. This Agreement has been executed as of the date first above written, to automatically and without further action of the parties become effective on the Closing Date; PROVIDED that if the Funding Agreement is terminated, then this Agreement shall automatically and without further action of the parties terminate and be of no force and effect.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, all as of the day and year first above written.


                                SPECTRASITE HOLDINGS, INC.


                                By: /s/ Stephen H. Clark
                                    -------------------------------------------
                                    Name:       Stephen H. Clark
                                    Title:      President and CEO



                                SPECTRASITE INTERMEDIATE HOLDINGS, LLC

                                By: SpectraSite Holdings, Inc.


                                By: /s/ Stephen H. Clark
                                    -------------------------------------------
                                    Name:       Stephen H. Clark
                                    Title:      President and CEO



                                WELSH, CARSON, ANDERSON & STOWE VIII, L.P.

                                By WCAS VIII Associates, L.L.C., General Partner


                                By: /s/ Jonathan Rather
                                    -------------------------------------------
                                    Name:       Jonathan Rather
                                    Title:      Managing Member



                                WCAS CAPITAL PARTNERS III, L.P.

                                By WCAS CP III Associates, L.L.C.,
                                General Partner


                                By: /s/ Jonathan Rather
                                    -------------------------------------------
                                    Name:       Jonathan Rather
                                    Title:      Managing Member

                                WCAS INFORMATION PARTNERS, L.P.

                                By: /s/ Jonathan Rather
                                    -------------------------------------------
                                    Name:       Jonathan Rather
                                    Title:      General Partner
                                                Attorney-in-Fact



                                WELSH, CARSON, ANDERSON & STOWE IX, L.P.
                                By WCAS IX Associates, L.L.C., Its General
                                Partner


                                By: /s/ Jonathan Rather
                                    -------------------------------------------
                                    Name:       Jonathan Rather
                                    Title:



                                /s/ Kenneth Melkus
                                -----------------------------------------------
                                KENNETH MELKUS

                                Patrick J. Welsh
                                Russell L. Carson
                                Bruce K. Anderson
                                Thomas E. McInerney
                                Robert A. Minicucci
                                Lawrence B. Sorrel
                                Anthony J. de Nicola
                                Paul B. Queally
                                IRA FBO Jonathan M. Rather
                                D. Scott Mackesy
                                Sanjay Swani
                                IRA FBO John D. Clark
                                IRA FBO James R. Matthews
                                Sean Traynor
                                John Almeida
                                Eric J. Lee
                                Andrew M. Paul
                                Laura VanBuren
                                Priscilla A. Newman


                                By: /s/ Jonathan Rather
                                    -------------------------------------------
                                    Name:       Jonathan Rather
                                    Individually and
                                    as Attorney-in-Fact



                                TRUST U/A DATED 11/26/84
                                FBO ERIC WELSH


                                By:  /s/ Carol Ann Welsh
                                    -------------------------------------------
                                    Name:       Carol Ann Welsh
                                    Title:      Trustee



                                TRUST U/A DATED 11/26/84
                                FBO RANDALL WELSH


                                By:  /s/ Carol Ann Welsh
                                    -------------------------------------------
                                    Name:       Carol Ann Welsh
                                    Title:      Trustee

                                TRUST U/A DATED 11/26/84
                                FBO JENNIFER WELSH


                                By:  /s/ Carol Ann Welsh
                                    -------------------------------------------
                                    Name:       Carol Ann Welsh
                                    Title:      Trustee

                                TOWER PARENT CORP.


                                By: /s/ Timothy Donahue
                                    -------------------------------------------
                                    Name:       Timothy M. Donahue
                                    Title:      President



                                CIBC WG ARGOSY MERCHANT FUND 2, L.L.C.


                                By: /s/ Steven A. Flyer
                                    -------------------------------------------
                                    Name:       Steven A. Flyer
                                    Title:      Managing Director



                                CO-INVESTMENT MERCHANT FUND 3, L.L.C.


                                By: /s/ Steven A. Flyer
                                    -------------------------------------------
                                    Name:       Steven A. Flyer
                                    Title:      Attorney-in-fact



                                CARAVELLE INVESTMENT FUND, L.L.C.
                                By:     Caravelle Advisors, L.L.C.,
                                        As its Investment Manager and
                                        Attorney-in-Fact


                                By: /s/ David Millise
                                    -------------------------------------------
                                    Name:       David M. Millise
                                    Title:

                                SBC TOWER HOLDINGS LLC
                                By:     New Southwestern Bell Mobile
                                        Systems, Inc.
                                        Its Managing Member


                                By: /s/ Gregory Gibson
                                    -------------------------------------------
                                    Name:       Gregory L.Gibson
                                    Title:

                                /s/ Stephen H. Clark
                                -----------------------------------------------
                                STEPHEN H. CLARK




                                /s/ David P. Tomick
                                -----------------------------------------------
                                DAVID P. TOMICK



                                /s/ Richard Byrne
                                -----------------------------------------------
                                RICHARD BYRNE

                                TRIMARAN FUND II, L.L.C.


                                By: /s/ Steven A. Flyer
                                    -------------------------------------------
                                    Name:       Steven A. Flyer
                                    Title:      Attorney-in-fact



                                TRIMARAN CAPITAL, L.L.C.


                                By: /s/ Steven A. Flyer
                                    -------------------------------------------
                                    Name:       Steven A. Flyer
                                    Title:      Attorney-in-fact



                                TRIMARAN PARALLEL FUND II, L.P.


                                By: /s/ Steven A. Flyer
                                    -------------------------------------------
                                    Name:       Steven A. Flyer
                                    Title:      Attorney-in-fact



                                CIBC EMPLOYEE PRIVATE EQUITY FUND
                                (TRIMARAN) PARTNERS


                                By: /s/ Steven A. Flyer
                                    -------------------------------------------
                                    Name:       Steven A. Flyer
                                    Title:      Attorney-in-fact



                                CIBC WORLD MARKETS IRELAND LIMITED


                                By: /s/ Steven A. Flyer
                                    -------------------------------------------
                                    Name:       Steven A. Flyer
                                    Title:      Attorney-in-fact